UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2003

CYOP SYSTEMS INTERNATIONAL INCORPORATED

(Formerly Triple 8 Development Corporation)

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-32355

(Commission File Number)

98-0222927

(I.R.S. Employer Identification Number)

Suite 390

1090 Homer Street

Vancouver, British Columbia

V6B 2W9

(Address of principal executive offices, including zip code)

(604) 685-0696

(Registrant's telephone Number, including area code)

(604) 637-8201

(Registrant’s Fax Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

On September 30, 2003 the issuer purchased certain computer equipment from a former affiliate in consideration of  the issuance of one hundred twenty thousand (120,000) common shares at a deemed price $0.30, or $36,000.00, the days trading market price. The hardware included a Sun server.

Item 5. Other Events and Regulation FD Disclosure

On October 1, 2003 the issuer relocated operations from 225 – 425 Carrall Street, Vancouver, British Columbia, V6B 6E3 to 390 – 1090 Homer Street, Vancouver, British Columbia, V6B 2W9. The issuer is continuing the strategy to keep costs down to maintain operations and in so doing has maintained shared office space and re-located  to office space with no cost until such time that revenues or operations can support costs of  premises.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYOP SYSTEMS INTERNATIONAL INCORPORATED

(formerly Triple 8 Development Corporation)

Per: /s/ Mitch White ------------------------------------ Mitch White, Chairman,CEO and Director